Exhibit 99.1

Teladoc Announces Third Quarter 2016 Results

Third-quarter revenue of $32.4 million increased 62%, membership of 17.1 million increased 35%,

visits of 202,566 increased 73% year- over-year

LEWISVILLE, Texas (October 27, 2016) — Teladoc, Inc. (NYSE: TDOC), the first and largest telehealth platform in the United States, today announced results for the third quarter ended September 30, 2016.

“Our third quarter financial results affirm the strength of our sophisticated consumer engagement strategies and the growing utilization and adoption of our innovative telehealth offerings,” said Jason Gorevic, chief executive officer of Teladoc. “As we execute against our plan, we remain focused on delivering clear and measurable ROI for our clients and superior experiences for our members, while we continue to make progress towards our previously stated 2017 financial targets.”

Financial Performance for the Three Months Ended September 30, 2016

All comparisons, unless otherwise noted, are to the quarter ended September 30, 2015.

•

Total revenue was $32.4 million, an increase of 62%. Revenue from subscription access fees and visit fees was $27.8 million and $4.6 million, respectively, compared to $17.0 million and $3.0 million, respectively, an increase of 63% and 55%, respectively.

•	Total membership was 17.1 million, an increase of 35%.
•	Total visits were 202,566, an increase of 73%.
•	Paid visits as a percentage of total visits was 58% compared to 61%.
•	Gross margin remained at 78% for both periods.
•	Adjusted EBITDA was a loss of $9.3 million, compared to a loss of $10.4 million.
•

Net loss was $29.8 million, compared to a net loss of $13.2 million. Net loss in the quarter ended September 30, 2016 includes a non-recurring, primarily non-cash charge of $6.2 million in connection with the acquisition of HealthiestYou, which closed on July 1, 2016 and a separate non-recurring, primarily non-cash charge associated with the amortization of warrants and loss on extinguishment of debt of $8.5 million in relation to the July 2016 refinancing.

•

Net loss per basic and diluted share was $0.65, compared to a net loss per share of $0.37. Excluding the non-recurring, primarily non-cash charges noted above, net loss per basic and diluted share would have been $0.33 in the quarter ended September 30, 2016.

•

EBITDA was a loss of $26.1 million, compared to an EBITDA loss of $11.1 million. EBITDA loss in the quarter ended September 30, 2016 includes the previously mentioned non-recurring primarily non-cash charges.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Fourth Quarter 2016 Guidance: Revenue for the company’s fourth quarter 2016 is expected to be in the range of $36 million to $37 million. EBITDA is expected to be in the range of a loss of $11 million to a loss of $12 million. Adjusted EBITDA is expected to be in the range of a loss of $9 million to a loss of $10 million. Membership is expected to total approximately 17.3 million to 17.5 million at December 31, 2016. Total visits are projected to be between 273,000 and 288,000. Fourth quarter net loss per share, based on 46.1 million weighted average shares outstanding, is expected to be between $(0.34) and $(0.36).

Full Year 2016 Guidance: Revenue for the company’s full year 2016 is expected to be in the range of $122 million to $123 million. EBITDA (including $15.4 million in non-recurring charges incurred for the nine months ended September

30, 2016) is expected to be in the range of a loss of $64 million to a loss of $65 million. Adjusted EBITDA is expected to be in the range of a loss of $41 million to a loss of $42 million. Membership is expected to total approximately 17.3 million to 17.5 million at December 31, 2016. Total visits for the full year are projected to be between 915,000 and 930,000.  Net loss per share, based on 42.3 million weighted average shares outstanding, is expected to be between $(1.79) and $(1.81), and, excluding the non-recurring charges noted above, is expected to be between $(1.42) and $(1.44).

Quarterly Conference Call

As previously announced, the Company will hold a conference call to discuss its third quarter 2016 performance today at 5 p.m. EDT. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 877-201-0168 or 647-788-4901 for international callers, and referencing participant code 93536088 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at ir.teladoc.com. After the conference call, a replay will be available until November 8, 2016 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 93536088.

About Teladoc

Teladoc, Inc. (NYSE:TDOC) is the nation’s leading provider of telehealth services and a pioneering force in bringing the virtual care visit into the mainstream of today’s health care ecosystem. Serving some 6,000 clients — including health plans, health systems, employers and other organizations — more than 15 million members can use phone, mobile devices and secure online video to connect within minutes to Teladoc’s network of more than 3,100 board-certified, state-licensed physicians and behavioral health specialists, 24/7. With national coverage, a robust, scalable platform and a Lewisville, TX-based member services center staffed by 400 employees, Teladoc offers the industry’s most comprehensive and complete telehealth solution including primary care, behavioral health care, dermatology, tobacco cessation and more. For additional information, please visit www.teladoc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network.  Additional relevant risks that may affect our results are described in certain of our filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
Jisoo Suh, 914-265-6706

jsuh@teladoc.com

Bob East, 443-213-0500

teladoc@westwicke.com

Media Contact:

Courtney McLeod, 203-253-3257

cmcleod@teladoc.com

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$44,032	$55,066
Short-term investments	30,916	82,282
Accounts receivable, net of allowance of $2,923 and $1,812, respectively	12,904	12,134
Prepaid expenses and other current assets	3,380	2,096
Total current assets	91,232	151,578
Property and equipment, net	7,124	6,259
Goodwill	188,136	56,342
Intangible assets, net	26,386	15,265
Other assets	390	293
Total assets	$313,268	$229,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$785	$2,213
Accrued expenses and other current liabilities	9,733	8,197
Accrued compensation	7,781	6,326
Long-term bank and other debt-current portion	2,000	1,250
Total current liabilities	20,299	17,986
Other liabilities	6,655	6,775
Deferred taxes	1,545	1,185
Long term bank and other debt, net	42,469	25,227
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized as of September 30, 2016 and December 31, 2015; 46,029,639 shares and 38,524,922 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	46	38
Additional paid-in capital	432,711	309,078
Accumulated deficit	(190,465)	(130,510)
Accumulated other comprehensive income (loss)	8	(42)
Total stockholders’ equity	242,300	178,564
Total liabilities and stockholders’ equity	$313,268	$229,737

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$32,381	$19,973	$85,757	$54,745
Cost of revenue	7,112	4,488	21,946	14,563
Gross profit	25,269	15,485	63,811	40,182
Operating expenses:
Advertising and marketing	9,046	5,284	24,900	14,356
Sales	7,662	5,111	18,792	13,190
Technology and development	5,867	3,941	15,921	10,050
Legal	1,033	1,421	3,348	7,812
Regulatory	817	740	2,437	1,750
Acquisition related costs	6,196	15	6,959	551
General and administrative	12,298	10,077	35,215	30,595
Depreciation and amortization	2,607	1,491	5,673	3,317
Loss from operations	(20,257)	(12,595)	(49,434)	(41,439)
Amortization of warrants and loss on extinguishment of debt	8,454	—	8,454	—
Interest expense, net	873	489	1,707	1,699
Net loss before taxes	(29,584)	(13,084)	(59,595)	(43,138)
Income tax (provision) benefit	(188)	(162)	(360)	125
Net loss	$(29,772)	$(13,246)	$(59,955)	$(43,013)
Net loss per share, basic and diluted	$(0.65)	$(0.37)	$(1.46)	$(3.15)

Weighted-average shares used to compute basic and diluted net loss per share	45,860,269	36,099,556	41,071,474	13,668,420

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows used in operating activities:
Net loss	$(59,955)	$(43,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,673	3,317
Allowance for doubtful accounts	1,970	1,418
Stock-based compensation, including employee stock purchase plan	5,198	2,096
Deferred income taxes	360	(125)
Accretion of interest	29	241
Amortization of warrants	7,717	—
Changes in operating assets and liabilities:
Accounts receivable	(1,515)	(3,415)
Prepaid expenses and other current assets	(1,116)	(1,320)
Other assets	(18)	13
Accounts payable	(2,265)	(769)
Accrued expenses and other current liabilities	(462)	600
Accrued compensation	614	2,516
Other liabilities	20	4,064
Net cash used in operating activities	(43,750)	(34,377)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(1,118)	(5,481)
Purchase of internal software	(852)	(1,174)
Purchase of marketable securities	(44,187)	(100,556)
Proceeds from the liquidation/maturity of marketable securities	95,604	2,509
Acquisition of business, net of cash acquired	(37,013)	(17,767)
Net cash provided by (used in) investing activities	12,434	(122,469)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	2,209	326
Proceeds from issuance of common stock under IPO	—	163,118
Proceeds from issuance of common stock	250	—
Proceeds from borrowing under bank and other debt	29,490	6,800
Repayment of bank loan and other debt	(11,667)	(5,770)
Net cash provided by financing activities	20,282	164,474
Net increase (decrease) in cash and cash equivalents	(11,034)	7,628
Cash and cash equivalents at beginning of the period	55,066	46,436
Cash and cash equivalents at end of the period	$44,032	$54,064
Interest paid	$1,734	$1,368

Table 1

EBITDA and Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(29,772)	$(13,246)	$(59,955)	$(43,013)
Add (deduct):
Interest expense, net	873	489	1,707	1,699
Income tax provision (benefit)	188	162	360	(125)
Depreciation expense	606	317	1,542	746
Amortization expense	2,001	1,174	4,131	2,571
EBITDA(1)	(26,104)	(11,104)	(52,215)	(38,122)
Stock-based compensation	2,165	719	5,087	2,096
Amortization of warrants and loss on extinguishment of debt	8,454	—	8,454	—
Acquisition related costs	6,196	15	6,959	551
Adjusted EBITDA(2)	$(9,289)	$(10,370)	$(31,715)	$(35,475)

(1)	EBITDA

EBITDA consists of net loss before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, a non-U.S. GAAP financial measure. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. Accordingly, we utilize Adjusted EBITDA as the primary measure of our performance.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, amortization of warrants and loss on extinguishment of debt and acquisition related costs related to mergers and acquistions. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe this financial measure is commonly used by investors to evaluate our performance. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has an important limitation as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	does not reflect the significant non-recurring charge associated with the amortization of warrants and loss on extinguishment of debt; and
•	does not reflect the significant acquisition related costs related to mergers and acquisitions; and
•	eliminates the impact of income taxes on our results of operations; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any expenditures for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting the usefulness of Adjusted EBITDA as comparative measures.

We compensate for these limitations by using Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Table 2

Net  Loss  Per  Share Reconciliation

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended
	2016	2015	2016	2015
GAAP net loss per share, basic and diluted	$(0.65)	$(0.37)	$(1.46)	$(3.15)
Adjustment for non-recurring expenses (1)	0.32	—	0.38	0.04
Net loss per share, excluding non-recurring expenses	$(0.33)	$(0.37)	$(1.08)	$(3.11)

(1)	Adjustment for non-recurring expenses

For 2016, this adjustment represents the acquisition related non-recurring and primarily non-cash charge of $6.2 million and $6.9 million, net of tax for the quarter and nine months ended September 30, 2016, respectively as well as the amortization of warrants and loss on extinguishment of debt non-recurring and primarily non-cash charge of $8.5 million, net of tax for the quarter and nine months ended September 30, 2016. For 2015, this adjustment represents the acquisition related non-recurring charge of less than $0.1 million and $0.6 million, net of tax for the quarter and nine months ended September 30, 2015, respectively.

Table 3

Net Loss Per Share Outlook Reconciliation

(Unaudited)

	Full Year Ended December 31, 2016
	Low End	High End
GAAP net loss per share, basic and diluted	$(1.79)	$(1.81)
Adjustment for non-recurring expenses (1)	0.36	0.36
Net loss per share, excluding non-recurring expenses	$(1.42)	$(1.44)

(1)	Adjustment for non-recurring expenses

This adjustment represents the acquisition related non-recurring and primarily non-cash charge of $6.9 million, net of tax as well as the amortization of warrants and loss on extinguishment of debt non-recurring and primarily non-cash charge of $8.5 million, net of tax for the year ended December 31, 2016.